UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2008

First Commonwealth Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-11138	25-1428528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 N. Sixth Street, Indiana, PA	15701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 349-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 31, 2008, First Commonwealth Financial Corporation entered into an underwriting agreement (the “Agreement”) with Keefe, Bruyette & Woods, Inc., as representative for the underwriters. The material terms of the Agreement were previously disclosed in First Commonwealth’s Preliminary Prospectus that is part of the Registration Statement on Form S-3 filed with the Securities Exchange Commission on October 27, 2008. A copy of the Agreement is filed as Exhibit 1.1 to this report and is incorporated herein by reference.

Item 8.01	OTHER EVENTS

On October 31, 2008, First Commonwealth issued a press release announcing the pricing of the company’s common stock, par value $1.00 per share, at a public offering price of $10.00 per share, for gross proceeds in the public offering of approximately $100 million, exclusive of any underwriter over-allotment option. A copy of the press release dated October 31, 2008 is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

1.1 -	Underwriting Agreement, dated October 31, 2008

99.1 -	Press Release, dated October 31, 2008

99.2 -	Opinion of Matthew C. Tomb, Senior Vice President and Corporate Legal Counsel of First Commonwealth Financial Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 31, 2008

FIRST COMMONWEALTH FINANCIAL CORPORATION
(Registrant)

By:	/s/ TERESA M. CIAMBOTTI
Teresa M. Ciambotti
Senior Vice President and Controller